UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2016

Paragon Offshore plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700
Houston, Texas 77042
(Address of principal executive offices) (Zip Code)

+44 20 330 2300
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

Commencement of Bankruptcy Cases

On February 14, 2016, Paragon Offshore plc (the “Company”) and its subsidiaries listed on Exhibit 99.1 hereto (such subsidiaries, together with the Company, the “Debtors”), which is incorporated herein by reference, filed voluntary petitions for relief (collectively, the “Petitions” and, the cases commenced thereby, the “Bankruptcy Cases”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Debtors have filed a motion with the Bankruptcy Court seeking to jointly administer the Bankruptcy Cases under the caption In re Paragon Offshore plc, et al.

No trustee has been appointed and the Company will continue to operate itself and its subsidiaries as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  To assure ordinary course operations, the Company is seeking approval from the Bankruptcy Court for a variety of “first day” motions, including authority to maintain bank accounts and other customary relief.

As previously reported, the Company entered into a plan support agreement (the “PSA”) with respect to the terms of its chapter 11 plan of reorganization with certain holders of its  6.75% senior unsecured notes maturing July 2022, 7.25% senior unsecured notes maturing August 2024 (the “Noteholders”) and  lenders under the Company’s Senior Secured Revolving Credit Agreement (“Revolver Lenders”). A corrected copy of the PSA is filed herewith as Exhibit 99.2 to correct the percentage of Noteholders party to the PSA, and replaces the version previously filed as Exhibit 99.1 to the Company’s 8-K dated February 12, 2016. Subsequent to the entry into of the PSA, additional Revolver Lenders executed the PSA, such that Revolver Lenders representing approximately 96% of the outstanding obligations under the Senior Secured Revolving Credit Agreement are now parties to the PSA.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Bankruptcy Cases constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (collectively, the “Debt Documents”).  Any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the filing of the Petitions and the holders’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

•	Term Loan Agreement dated as of July 18, 2014, by and among the Company, Paragon Offshore Finance Company, as borrower, the lenders party thereto from time to time, the secured term loan agent and certain other parties thereto.

•	Senior Secured Revolving Credit Agreement dated as of June 17, 2014, by and among Paragon International Finance Company and the Company, as borrowers, the lenders and issuing banks party thereto from time to time, JPMorgan Chase Bank, N.A., in its capacities as administrative agent and collateral agent under the Senior Secured Revolving Credit Agreement, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Barclays Bank plc, as Joint Lead Arrangers and Joint Lead Bookrunners, and certain other parties thereto.

•	Indenture dated as of July 18, 2014, by and among the Company, as issuer, each of the guarantors named therein, and Deutsche Bank Trust Company Americas, in its capacity as indenture trustee.

Item 7.01	Regulation FD Disclosure.

On February 15, 2016, the Company issued a press release announcing the filing of the Bankruptcy Cases.  A copy of the press release is attached hereto as Exhibit 99.3.

Attached as Exhibit  99.4 is a copy of the Company’s Disclosure Statement dated February 14, 2016 which was filed with the Bankruptcy Court in connection with the Bankruptcy Cases.

In accordance with General Instruction B.2 of Form 8-K,  Exhibits 99.3 and 99.4 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall Exhibits 99.3 and 99.4, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the Company’s reorganization, the ability of the Company to implement the transaction contemplated by the PSA in Bankruptcy Court, general nature of the oil and gas industry, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014, the Company’s most recently filed report on Form 10-Q, and in its other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	List of subsidiaries of the Company that are Debtors
99.2	Plan Support Agreement dated February 12, 2016
99.3	Press Release dated February 15, 2016
99.4	Disclosure Statement dated February 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

February 16, 2016	By:	/s/ Steven A. Manz
Name: Steven A. Manz
Title: Senior Vice-President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	List of subsidiaries of the Company that are Debtors
99.2	Plan Support Agreement dated February 12, 2016
99.3	Press Release dated February 15, 2016
99.4	Disclosure Statement dated February 14, 2016